Heartland Financial USA, Inc.

2005 Long-Term Incentive Plan

Performance Restricted Stock Agreement

THIS PERFORMANCE RESTRICTED STOCK AGREEMENT (this “Agreement”), entered into as of the Grant Date (as defined in Section 1(b)), by and between the Participant and Heartland Financial USA, Inc., a Delaware corporation (the “Company”);

WITNESSETH THAT:

WHEREAS, the Company maintains the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Restricted Stock Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

Section 1.  Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

(a)  The “Participant” is                          .

(b)  The “Grant Date” is                          .

(c)  The number of “Covered Shares” awarded under this Agreement is            shares. “Covered Shares” are shares of Stock granted under this Agreement and are subject to the terms and conditions of this Agreement and the Plan.

Except where the context clearly implies to the contrary, any capitalized term in this Agreement shall have the meaning ascribed to that term under Section 9 of this Agreement or the Plan.

Section 2.  Award. The Participant is hereby granted the number of Covered Shares set forth in Section 1(c), subject to the terms and conditions of this Agreement and the Plan.

Section 3.  Dividends and Voting Rights.

(a)  No dividends shall be payable to or for the benefit of the Participant for Covered Shares with respect to record dates occurring prior to the Vesting Date of such shares.

(b)  The Participant shall be entitled to vote the Covered Shares during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.

Section 4.  Retention of Covered Shares. Each share of Stock issued with respect to the Covered Shares granted under this Agreement shall be registered in the name of the Participant and shall be retained by the Company during the applicable Restricted Period (as defined in Section 5(a)).

Section 5.  Vesting and Forfeiture of Shares.

(a)  Covered Shares may not be sold, assigned, transferred, pledged or otherwise encumbered (“Restrictions”) until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares. Except as otherwise provided in this Section 5, the Participant shall forfeit the unvested Covered Shares (whether or not earned) as of a Date of Termination (as defined in Section 9(i)) that occurs during the Restricted Period. All Covered Shares shall be forfeited as of December 31, 2009, to the extent not earned as of such date. A Participant shall earn and later vest in the Covered Shares and then own the shares free and clear of all Restrictions pursuant to this Section 5. With respect to all Covered Shares, the “Restricted Period” shall begin on the Grant Date and shall end on the “Vesting Date” applicable to such shares (subject to the “Slip-Back” exception provided in paragraph (g) below).

(b)  Portions of the Covered Shares shall be eligible to be earned upon on the attainment of Performance Measures (provided in Exhibit A) based on the following allocations:

PERCENTAGE OF COVERED SHARES - FOR COMPANY EMPLOYEES
COVERED SHARES	EARNINGS GROWTH	ASSET GROWTH
100% BASED ON COMPANY PERFORMANCE	70% (“Company Earnings Shares”)	30% (“Company Asset Shares”)

PERCENTAGE OF COVERED SHARES - FOR BANK EMPLOYEES
COVERED SHARES	EARNINGS GROWTH	ASSET GROWTH
50 % BASED ON COMPANY PERFORMANCE	35% (“Company Earnings Shares”)	15% (“Company Asset Shares”)
50 % BASED ON BANK PERFORMANCE	35% (“Bank Earnings Shares”)	15% (“Bank Asset Shares”)

(c)  As of each December 31 during the Restricted Period (a “Measurement Date”), the Company will determine the actual growth in the earnings and the assets at both the Company and Bank level and calculate the number of Covered Shares earned as of such date.

(d)  The “Earned Shares” for any Measurement Date shall be the sum of the following products:

(i)  Company Earnings Shares times the Company Earnings Percentage;

(ii)  Company Asset Shares times the Company Asset Percentage;

(iii)  Bank Earnings Shares times the Bank Earnings Percentage; plus

(iv)  Bank Asset Shares times the Bank Asset Percentage.

(e)   Subject to paragraph (g)(iii), as of each Measurement Date, the excess of the Earned Shares for such Measurement Date over the number of Earned Shares as of the last Measurement Date are “Newly Earned Shares.”

(f)  Only Earned Shares will be eligible for vesting. Newly Earned Shares will vest, and become “Vested Shares” upon the two-year anniversary of the Measurement Date on which they became Newly Earned Shares (such anniversary, the “Vesting Date”) if the Participant has remained continually employed through such two-year period; provided, however, if as of the scheduled Vesting Date there is a “Slip-Back” (as defined in Section 9(o)), then such Earned Shares shall not vest on such date. If there is a Slip-Back, the applicable Vesting Date for such Earned Shares shall be delayed and shall, if ever, occur on the first Measurement Date following the Slip-Back, on which the Performance Measures applicable to such shares are met, at which time the Earned Shares shall become Vested Shares and the Participant shall own the shares free of all Restrictions otherwise imposed by this Agreement; provided, however, that no such Vesting Date may occur, if at all, later than December 31, 2011.

(g)  Not withstanding the foregoing provisions of this Section 5:

(i)  Upon a Date of Termination, which occurs due to the Participant’s death, Disability (as defined in Section 9(l)) or due to the termination of the Participant’s employment for reasons other than Cause (as defined in Section 9(h)), prior to the end of the Restricted Period, the Participant shall become vested in the Earned Shares, become owner of all of such Covered Shares free of all Restrictions otherwise imposed by this Agreement and all unearned Covered Shares shall be immediately forfeited as of such Date of Termination.

(ii)  Upon a Date of Termination, which occurs due to the Participant’s Retirement (as defined in Section 9(m)), prior to the end of the Restricted Period and after the Participant has at least 10 years of service and has attained the age of 55; (A) all unearned Covered Shares shall continue to be subject to the earning provisions of this Section 5 as if Participant’s employment continued throughout the original Restriction Period and such shares will become Vested Shares if, and when, they become Earned Shares, and (B) all Earned Shares at the time of Retirement shall immediately become Vested Shares; provided, however, that all unearned Covered Shares shall be immediately forfeited if the Participant violates any applicable confidentiality, non-solicitation or non-competition agreement in effect between the Participant and the Company or Subsidiary. If at the time of the Participant’s Retirement, the Participant does not have least 10 years of service with the Company or has not attained the age of 55, then the provisions of (A) in the immediately preceding sentence will not apply and all unearned Covered Shares shall be immediately forfeited as of such Date of Termination.

(iii)  Upon a Change in Control of the Company; (A) all Earned Shares shall immediately become Vested Shares, and (B) all unearned shares shall become Vested Shares if the Plan and this Agreement are not fully assumed in such Change in Control transaction; provided, however, that after a Change in Control, to the extent the Plan and this Agreement are assumed, the unearned Covered Shares will become Vested Shares upon the Participant’s termination of employment by the Company (or successor entity) for reasons other than Cause or by the Participant for Good Reason (as defined in Section 9(m)), where either termination occurs within twelve (12) months following the Change in Control.

Section 6.  Adjustments. In addition to any adjustments to this Agreement permitted under the Plan, the Committee may, in its sole discretion, make any reasonable adjustments to the Performance Measures and targets that it deems appropriate to reflect effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. The foregoing adjustments shall only be permissible by the Committee, as determined in the sole discretion of the Committee, to the extent such adjustments do not unfairly benefit or penalize the Participant.

Section 7.  Circuit Breaker. As of any Measurement Date, no unearned Covered Shares may become Earned Shares if as of such date there exists a material weakness in safety, soundness, and compliance (e.g., a regulatory memorandum of understanding), at the Company level or the Bank level, as determined in the sole discretion of the Committee (a “Circuit Breaker”), such that a Circuit Breaker at the Bank level will prevent the earning of Covered Shares for Participants employed by that Bank and that a Circuit Breaker at the Company level shall prevent the earning of Covered Shares by all Participants as of such Measurement Date.

Section 8.  Withholding. The grant and vesting of shares of Stock under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

Section 9.  Definitions.  For purposes of this Agreement, words and phrases shall be defined as follows:

(a)  “Actual Bank Asset Growth” shall mean the actual bank asset growth as determined by the Committee, but in no event greater than the Target Bank Asset Growth.

(b)  “Actual Cumulative Bank Earnings” shall mean the actual bank earnings growth as determined by the Committee, but in no event greater than the Target Cumulative Bank Earnings.

(c)  “Actual Company Asset Growth” shall mean the actual company asset growth as determined by the Committee, but in no event greater than the Target Company Asset Growth.

(d)  “Actual Cumulative Company Earnings” shall mean the actual company earnings growth as determined by the Committee, but in no event greater than the Target Cumulative Company Earnings.

(e)  “Bank” shall mean the Participant’s employer, as may be applicable.

(f)  “Bank Asset Percentage” shall mean the Actual Bank Asset Growth as of a particular Measurement Date divided by the Target Bank Asset Growth.

(g)  “Bank Earnings Percentage” shall mean the Annual Cumulative Bank Earnings as of a particular Measurement Date divided by the Target Cumulative Bank Earnings.

(h)  “Cause” shall mean: (i) a material violation by Participant of any applicable material law or regulation respecting the business of Company or Subsidiary; (ii) Participant being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an employee or officer of the Company or Subsidiary, or which disqualifies Participant from serving as an officer or director of the Company or Subsidiary; (iii) the willful or negligent failure of Participant to perform his duties hereunder in any material respect; (iv) Participant engages in one or more unsafe or unsound banking practices that have a material adverse effect on the Company or Subsidiary; or (v) Participant is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act, as amended, or any other applicable state or federal law.

(i)  “Company Asset Percentage” shall mean the Actual Company Asset Growth as of a particular Measurement Date divided by the Target Company Asset Growth.

(j)  “Company Earnings Percentage” shall mean the Annual Cumulative Company Earnings as of a particular Measurement Date divided by the Target Cumulative Company Earnings.

(k)  “Date of Termination” shall mean the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.  If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

(l)  “Disability” shall mean a physical or mental disability (within the meaning of Section 22(e)(3) of the Code) which impairs the individual’s ability to substantially perform his or her current duties for a period of at least six (6) consecutive months, as determined by the Committee.

(m)  “Good Reason” shall mean upon the occurrence of any one of the following events:

(i)  Participant is not re-elected or is removed from the position with the Company or Subsidiary, other than as a result of Participant’s election or appointment to a position or positions of equal or superior scope and responsibility;

(ii)  Participant shall fail to be vested by Company or Subsidiary with the powers, authority and support services of any of said position or positions;

(iii)  The Participant is subjected to objectively difficult or unpleasant working conditions to the extent that a reasonable employee would feel compelled to resign, provided the Company has been given at least fifteen (15) days notice of such conditions and Participant's intent to resign and the Company fails to remedy such conditions within such fifteen (15) days;

(iv)  Participant is subjected to conditions constituting constructive discharge, as defined by Iowa statute or common law.

(n)  “Retirement” of the Participant means, the occurrence of the Participant’s Date of Termination on or after the date (i) the Participant reaches the age of fifty-five (55) and has ten (10) years of combined service with the Company or Subsidiary (as determined by the Committee), or (ii) the Participant retires pursuant to the provisions of any defined benefit retirement plan sponsored by the Company or its subsidiaries that is then applicable to the Participant, all of the foregoing as approved by the Committee.

(o)  “Slip-Back” shall mean where, as of any Vesting Date, the Performance Measures utilized to determine whether such Covered Shares became Earned Shares are not currently met or exceeded. The Slip-Back shall continue until such Performance Measures are attained.

(p)  “Target Bank Asset Growth” shall mean the set dollar amount reflected on Exhibit A with respect to the Participant’s employer.

(q)  “Target Company Asset Growth” shall mean the set dollar amount reflected on Exhibit A.

(r)  “Target Cumulative Bank Earnings” shall mean the set dollar amount reflected on Exhibit A with respect to the Participant’s employer.

(s)  “Target Cumulative Company Earnings” shall mean the set dollar amount reflected on Exhibit A.

Section 10.  Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

Section 11.  Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

Section 12.  Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

Section 13.  Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

PARTICIPANT

HEARTLAND FINANCIAL USA, INC.

By:

Its:

Heartland Financial USA, Inc.

2005 Long-Term Incentive Plan

Exhibit A

Performance Targets for January 2005

Performance-Based Restricted Stock Awards

ENTITY	TARGET CUMULATIVE EARNINGS	TARGET ASSET GROWTH
Heartland Financial USA, Inc.
Arizona Bank & Trust
Dubuque Bank & Trust
First Community Bank
Galena State Bank & Trust
Heartland Business Bank
New Mexico Bank & Trust
Riverside Community Bank
Rocky Mountain Bank
Wisconsin Community Bank